UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced retirement of Richard D. Burman, our former Senior Vice President, Operations, Mr. Burman entered into an agreement (the “Retirement Agreement”) with a subsidiary of Bristow Group, Inc. (the “Company”), pursuant to which Mr. Burman’s employment with the Company and all of its subsidiaries and affiliates terminated effective March 16, 2012 (the “Termination Date”). Pursuant to the Retirement Agreement, Mr. Burman will receive a lump sum payment of £261,046 as compensation for the loss of the notice period provided for under his employment agreement and payments totaling £367,350 and £453,852, respectively, as compensation for loss of employment and as payment for certain performance cash awards previously awarded under the Company’s incentive plans, which will vest on the Termination Date. In addition, all of Mr. Burman’s previously awarded and unvested stock options and performance restricted stock units and certain of his previously awarded and unvested restricted stock awards will vest on the Termination Date. Mr. Burman’s stock options will be exercisable for 180 days following the Termination Date. Certain of Mr. Burman’s restricted stock awards will be forfeited in accordance with their terms. The Company also agreed to make a one time payment of £50,000 to the Company’s pension plan for the exclusive purpose of providing benefits to or in respect of Mr. Burman. The Company will continue to provide Mr. Burman and certain of his family members with life, medical and personal injury insurance for 12 months following the Termination Date. The Retirement Agreement contains confidentiality, non-solicitation and non-disparagement provisions and a release and waiver.

The foregoing description of the Retirement Agreement is not complete and is qualified by reference to the Retirement Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Retirement & Compromise Agreement, between Bristow Helicopter Group Limited and Richard D. Burman, dated March 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2012

BRISTOW GROUP INC. (Registrant)

By:	/s/ Randall A. Stafford
Randall A. Stafford
Senior Vice President and General Counsel, Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Retirement & Compromise Agreement, between Bristow Helicopter Group Limited and Richard D. Burman, dated March 16, 2012.